Exhibit 23.2


Glast, Phillips & Murray, P.C.
815 Walker Street, Suite 1250
Houston, Texas 77002
(713) 237-3135



November 1, 2004
U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  EworldMedia Holdings, Inc.- Form S-8
Gentlemen:

     I have acted as counsel to EworldMedia Holdings, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 110,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004 No. 6. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.




                                   Very truly yours,

                                   /s/  Norman T. Reynolds
                                   --------------------------------------
                                   Norman T. Reynolds